Exhibit 10.5

GILEAD SCIENCES, INC.

SEVERANCE PLAN

(as amended through May 9, 2005)

TABLE OF CONTENTS

I.	INTRODUCTION	1

II.	COMMENCEMENT OF PARTICIPATION	1

III.	TERMINATION OF PARTICIPATION	1

IV.	SEVERANCE PAY BENEFIT	2

V.	FORM OF SEVERANCE PAY BENEFIT	5

VI.	DEATH OF A PARTICIPANT	5

VII.	AMENDMENT AND TERMINATION	5

VIII.	NON-ALIENATION OF BENEFITS	6

IX.	SUCCESSORS AND ASSIGNS	6

X.	LEGAL CONSTRUCTION	7

XI.	ADMINISTRATION AND OPERATION OF THE PLAN	7

XII.	CLAIMS, INQUIRIES AND APPEALS	8

XIII.	BASIS OF PAYMENTS TO AND FROM PLAN	10

XIV.	OTHER PLAN INFORMATION	10

XV.	STATEMENT OF ERISA RIGHTS	11

XVI.	AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION	12

XVII.	DEFINITIONS	12

XVIII.	EXECUTION	15

APPENDIX A Chief Executive Officer Severance Benefits		16

APPENDIX B Executive Vice President and Senior Vice President Severance Benefits		17

APPENDIX C Vice President and Senior Advisor Severance Benefits		18

APPENDIX D Severance Benefits for Eligible Employees other than Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President and Senior Advisor		19

i

GILEAD SCIENCES, INC.

SEVERANCE PLAN

(As amended through May 9, 2005)

I.	INTRODUCTION

The Gilead Sciences, Inc. Severance Plan (the “Plan”) was adopted by the Company effective January 29, 2003 and amended and restated on March 23, 2004. The Plan was subsequently amended on May 9, 2005. The Plan replaces all severance or similar plans or programs of the Company previously in effect. The Company has no severance or similar plan or program other than this Plan. However, the Triangle Pharmaceuticals, Inc. Severance Program shall remain in effect until January 23, 2004 and shall provide benefits to current and former employees of Triangle Pharmaceuticals, Inc. who were involuntarily terminated prior to such date as set forth in Section XVII(h) of this Plan.

The purpose of the Plan is to provide a Severance Pay Benefit to certain Eligible Employees whose employment with the Company terminates. The Company is the Plan Administrator for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Capitalized terms used in this Plan shall have the meaning set forth in Section XVII.

II.	COMMENCEMENT OF PARTICIPATION

An Eligible Employee shall commence participation in the Plan upon the later of (i) January 29, 2003, or (ii) his or her date of hire.

III.	TERMINATION OF PARTICIPATION

A Participant’s participation in the Plan shall terminate upon the occurrence of the earliest of the following:

(a)	The Participant’s employment terminates without meeting the requirements of Section IV(a)(i)(1); or

(b)	The Participant’s employment terminates with a provision of Section IV(a)(ii) being applicable.

(c)	The Participant fails to meet the requirements of Section IV(a)(i)(2).

(d)	The Participant has received a complete distribution of his or her Severance Pay Benefit.

(e)	The Participant ceases to be an Eligible Employee (other than by reason of termination of his or her employment with the Company).

(f)	The Plan terminates.

IV.	SEVERANCE PAY BENEFIT

(a)	Eligibility for Severance Pay Benefit

(i)	Subject to Section IV(a)(ii), a Participant shall be eligible for a Severance Pay Benefit only if the Participant meets the requirements of Section IV(a)(i)(1) and Section IV(a)(i)(2).

(1)	The Participant’s employment is involuntarily terminated by the Company on a date determined by the Company in its sole discretion because of a Company-wide or departmental reorganization or a significant restructuring of the Eligible Employee’s job duties; provided, however, that a Participant shall be deemed to have been involuntarily terminated by the Company if he or she resigns because of (A) a transfer to a new work location that is more than 50 miles from his or her previous work location, and (B) in the case of a Participant whose Severance Pay Benefit is determined with reference to Appendix A, B or C, a Constructive Termination (as defined in Section 11(d) of the Gilead Sciences, Inc. 2004 Equity Incentive Plan) following a Change in Control and within the time specified in Appendix A, B or C, as applicable.

(2)	The Participant executes the Release within the time prescribed therein (or such extension as may be granted by the Company in its sole discretion) and the period (if any such period is prescribed in the Release) for revoking the execution of the Release under the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f), has expired.

Under no circumstances shall a Participant be construed as having terminated employment or be eligible for a Severance Pay Benefit because he or she terminates employment with the Company for the purpose of accepting employment with the entity that effectuates a Change in Control, its subsidiaries or affiliates.

(ii)	Notwithstanding Section IV(a)(i), a Participant shall be disqualified from receiving a Severance Pay Benefit upon the occurrence of any of the following:

(1)	The Participant voluntarily terminates employment with the Company for any reason prior to the termination date set by the Company;

(2)	The Participant’s employment with the Company is terminated by death or for cause (including, without limitation, gross misconduct or dereliction of duty) or for failure to meet performance goals or objectives as determined by the Company;

(3)	If the Participant is receiving short-term sick leave benefits on the date of termination, the Participant fails to execute a written waiver of any short-term sick leave benefits that might otherwise be payable after employment terminates;

(4)	The Participant terminates employment with the Company in order to accept employment with an organization that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate;

(5)	The Participant accepts any job with a Buyer or Outsourcing Supplier;

(6)	The Participant is offered full-time employment with a Buyer or Outsourcing Supplier at a new work location when such position is 50 miles or less from his or her previous work location with the Company and taking such position would not result in a reduction in Regular Earnings; or

(7)	Except in the case of a Severance Pay Benefit payable on account of a Change in Control of the Company, if the Participant received a severance benefit in connection with an acquisition by the Company within 24 months prior to his or her termination of employment.

(8)	Except in the case of a Severance Pay Benefit payable on account of a Change in Control of the Company, if the Participant has not completed six months of Continuous Service as of the date of his or her termination of employment with all members of the Affiliated Group.

The business decisions that may result in a Participant qualifying for a Severance Pay Benefit are decisions to be made by the Company in its sole discretion. In making these decisions, similarly situated organizations, locations, functions, classifications, and/or Participants need not be treated in the same manner. The date selected by the Company to terminate the Participant’s employment is within its sole discretion.

(b)	Amount of Severance Pay Benefit

(i)	Subject to Section IV(b)(ii), the Severance Pay Benefit payable to a Participant shall be as set forth in the applicable Appendix:

(1)	Appendix A – Chief Executive Officer

(2)	Appendix B – Executive Vice Presidents and Senior Vice Presidents

(3)	Appendix C – Vice Presidents and Senior Advisors

(4)	Appendix D – All Eligible Employees not covered by Appendix A, B or C

(ii)	Notwithstanding Section IV(b)(i), any Severance Pay Benefit otherwise payable under that section shall be reduced (but not below zero) as follows:

(1)	If a Participant is reemployed by the Company or an Affiliate within the number of weeks after the termination that is equal to the number of weeks taken into consideration in calculating the Severance Plan Benefit, the Severance Pay Benefit shall be reduced to the amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of reemployment. In all cases, the reduced benefit will be based on the Participant’s Regular Earnings used to calculate such Participant’s Severance Pay Benefit under the Plan. A Participant will be considered “reemployed” under the Plan for purposes of the repayment provision in this Section IV(b)(ii)(1) if retained at a Company facility as or through a contractor for more than a full-time equivalent of more than 45 work days.

(2)	If a Participant is employed by a Buyer or Outsourcing Vendor within the number of weeks after termination that is equal to the number of weeks taken into consideration in calculating the Severance Plan Benefit, the Severance Pay Benefit shall be reduced to the amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of employment with the Buyer or Outsourcing Vendor.

This Section IV(b)(ii)(2) may be waived in writing by the Company in its sole discretion.

(3)	By severance pay or other similar benefits payable under any other plan or policy of the Company or an Affiliate or government required payment (other than unemployment compensation under United States law), including, but not limited to, any benefit enhancement program that may be adopted as part of a pension plan.

(4)	By any amounts payable pursuant to the Worker Adjustment and Retraining Notification Act (“WARN”) or any other similar federal, state or local statute.

(5)	By the amount of any indebtedness to the Company.

(c)	Repayment of the Severance Pay Benefit

If the Participant has received payment under the Plan in excess of the Severance Pay Benefit, as reduced in Section IV(b)(ii), the Participant must agree as a condition of reemployment that such excess will be repaid to the Company.

V.	FORM OF SEVERANCE PAY BENEFIT

(a)	Subject to Section V(b), the Severance Pay Benefit under the Plan may take any one of the following forms of distribution as elected by the Participant:

(i)	a lump sum payment on or before December 31 of the year in which employment terminates;

(ii)	a lump sum payment after December 31 of the year in which employment terminates, but within 24 months after the termination of employment;

(iii)	a maximum of two installment payments over a period not to exceed 24 months from the termination date. The amount and timing of each installment may be different; or

(iv)	Installment payments over the period with respect to which the Severance Pay Benefit is determined, payable on the regularly scheduled pay dates for the Participant’s former job and location.

(b)	Interest

No interest shall be paid on a Severance Pay Benefit.

VI.	DEATH OF A PARTICIPANT

If a Participant dies after qualifying for a Severance Pay Benefit but before such benefit is completely paid, the balance of the Severance Pay Benefit shall be paid in a lump sum to the Participant’s Beneficiary.

VII.	AMENDMENT AND TERMINATION

(a)	General Rule.

Although the Company expects to continue the Plan indefinitely, inasmuch as future conditions cannot be foreseen, (subject to Sections VII(b) and (c)) the Company reserves the right to amend or terminate the Plan at any time by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority of the board of directors. However, no amendment or termination shall adversely affect the right to:

(i)	Any unpaid Severance Pay Benefit; or

(ii)	Qualify for a Severance Pay Benefit by the timely execution of the Release after such amendment or termination.

(b)	Restrictions on Amendments.

Notwithstanding Section VII(a) of the Plan, and except to the extent required to comply with applicable law, no termination of the Plan and no amendment described below shall be effective if adopted within six months before or at any time after the public announcement of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that such an amendment or termination of the Plan may be effected, even if adopted after such a public announcement, if (a) the amendment or termination has been adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such adoption, no other event constituting a Change in Control has occurred, and no public announcement of a proposed transaction which would constitute a Change in Control has been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.

The amendments prohibited by this Section VII(b) include any amendment which is executed (or would otherwise become effective) at the request of a third party who effectuates a Change in Control or any amendment which, if adopted and given effect would:

(i)	Deprive any individual who is an Eligible Employee as of the Change in Control of coverage under the Plan as constituted at the time of such amendment;

(ii)	Limit eligibility for or reduce the amount of any Severance Pay Benefit; or

(iii)	Amend Section VII, IX, or the definitions of the terms “Change in Control” or “Successors and Assigns” in Section XVII of the Plan.

For purposes of this Section VII(b), approval by the Company shall mean written approval (by a person or entity within the Company that has authority to do so) of the subsequent execution of such Plan amendment or termination.

No person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments or termination described in this Section VII(b).

VIII.	NON-ALIENATION OF BENEFITS

To the full extent permitted by law and except as provided in the Plan, no Severance Pay Benefit shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

IX.	SUCCESSORS AND ASSIGNS

The Plan shall be binding upon the Company, its Successors and Assigns. Notwithstanding that the Plan may be binding upon such Successors and Assigns by operation of law, the Company shall require any Successor or Assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

X.	LEGAL CONSTRUCTION

This Plan is governed by and shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of California.

XI.	ADMINISTRATION AND OPERATION OF THE PLAN

(a)	Plan Sponsor and Plan Administrator.

The Company is the “Plan Sponsor” and the “Plan Administrator” of the Plan as such terms are used in ERISA.

(b)	Administrative Power and Responsibility.

The Company in its capacity as Plan Administrator of the Plan is the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Company shall make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as it may deem appropriate. The Company shall have the sole discretion to interpret the provisions of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. In administering the Plan, the Company shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(l) of ERISA. The Company may engage the services of such persons or organizations to render advice or perform services with respect to its responsibilities under the Plan as it shall determine to be necessary or appropriate. Such persons or organizations may include (without limitation) actuaries, attorneys, accountants and consultants.

(c)	Review Panel.

Upon receipt of a request for review, the Company shall appoint a Review Panel that shall consist of three or more individuals. The Review Panel shall be the named fiduciary that shall have authority to act with respect to appeals from denial of benefits under the Plan.

(d)	Service in More Than One Fiduciary Capacity.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(e)	Performance of Responsibilities.

The responsibilities of the Company under the Plan shall be carried out on its behalf by its officers, employees and agents. The Company may delegate any of its fiduciary responsibilities under the Plan to another person or persons pursuant to a written instrument that specifies the fiduciary responsibilities so delegated to each such person.

(f)	Employee Communications and Other Plan Activities.

In communications with its employees and in any other activities relating to the Plan, the Company shall comply with the rules, regulations, interpretations, computations and instructions that were issued to administer the Plan. With respect to matters relating to the Plan, directors, officers and employees of the Company shall act on behalf or in the name of the Company in their capacity as directors, officers and employees and not as individual fiduciaries.

XII.	CLAIMS, INQUIRIES AND APPEALS

(a)	Claims for Benefits and Inquiries.

All claims for benefits and all inquiries concerning the Plan or present or future rights to benefits under the Plan, shall be submitted to the Plan Administrator in writing and addressed as follows: “Gilead Sciences, Inc., Plan Administrator under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404 “ or such other location as communicated to the Participant. A claim for benefits shall be signed by the Participant, or if a Participant is deceased, by such Participant’s spouse, designated beneficiary or estate, as the case may be.

(b)	Denials of Claims.

In the event that any claim for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and of the right to a review thereof. Such written notice shall set forth in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provision on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary and an explanation of the Plan’s review procedure and a statement regarding the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review. Such written notice shall be given to the claimant within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time of up to an additional 90 days for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the claim for benefits. The claimant shall be permitted to appeal such denial in accordance with the Review Procedure set forth below.

(c)	Review Panel.

The Plan Administrator shall appoint a “Review Panel,” consisting of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits.

(d)	Requests for a Review.

Any person whose claim for benefits is denied in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Review Panel within 60 days after receiving written notice of such denial from the Plan Administrator. A request for review shall be in writing and shall be addressed as follows: “Review Panel under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404” or such other location as communicated to the Participant. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. As part of the review procedure, the claimant or the claimant’s duly authorized representative may submit written comments, documents, records and other information related to the claim. The Review Panel will consider all comments, documents, records and other information submitted by the claimant or the claimant’s duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information (all of which must not be privileged) relevant to the benefit claim. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(e)	Decision on Review.

The Review Panel shall act on each request for review and notify the claimant within 60 days after receipt thereof unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension for review is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period. The Review Panel shall give prompt, written notice of its decision to the claimant and to the Plan Administrator. In the event that the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim, a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement informing the claimant of his or her right to bring a civil action under ERISA section 502(a).

(f)	Rules and Procedures.

The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section XII. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the claimant’s own expense.

(g)	Exhaustion of Remedies.

No legal action for benefits under the Plan shall be brought unless and until the claimant:

(i)	has submitted a written claim for benefits in accordance with Section XII(a);

(ii)	has been notified by the Plan Administrator that the claim is denied;

(iii)	has filed a written request for a review of the claim in accordance with Section XII(d); and

(iv)	has been notified in writing that the Review Panel has affirmed the denial of the claim.

XIII.	BASIS OF PAYMENTS TO AND FROM PLAN

All Severance Pay Benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company.

XIV.	OTHER PLAN INFORMATION

(a)	Plan Identification Numbers.

The Employer Identification Number (EIN) assigned to the Plan Sponsor (Gilead Sciences, Inc.) by the Internal Revenue Service is 94-3047598. The Plan Number (PN) assigned to the Plan by the Plan Sponsor pursuant to instructions of the Internal Revenue Service is 508.

(b)	Ending Date of the Plan’s Fiscal Year.

The date of the end of the year for the purpose of maintaining the Plan’s fiscal records is December 31.

(c)	Agent for the Service of Legal Process.

The agent for the service of legal process with respect to the Plan is the Secretary of Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404. The service of legal process may also be made on the Plan by serving the Plan Administrator.

(d)	Plan Sponsor and Administrator.

The “Plan Sponsor” and the “Plan Administrator” of the Plan is Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404; 650-522-5800 or such other location as communicated to the Participant. The Plan Administrator is the named fiduciary charged with responsibility for administering the Plan.

XV.	STATEMENT OF ERISA RIGHTS

(a)	As a participant in this Plan (which is a welfare plan sponsored by the Company), you are entitled to the following rights and protection under ERISA:

(b)	Examine, without charge, at the Plan Administrator’s office and at other specified locations such as work sites, all Plan documents, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor.

(c)	Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(d)	In addition to creating rights for Plan Participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries.

(e)	No one, including your employer, your union, nor any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the claim reviewed and reconsidered.

(f)	Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(g)	If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the U.S. Labor-Management Services Administration, Department of Labor.

XVI.	AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION

ERISA requires Gilead Sciences, Inc., as the Plan Administrator of a benefit plan sponsored by the Company, to make available for your examination the Plan documents under which the Plan is established and operated.

The pertinent Plan documents include official Plan texts and any other documents under which the Plan is established or operated, and applicable collective bargaining agreements.

These Plan documents are available for your examination at the Plan Administrator’s office, 333 Lakeside Drive, Foster City, CA 94404, and at certain other locations such as the Company’s Human Resources offices.

XVII.	DEFINITIONS

(a)	“Affiliate” means a member of the Affiliated Group other than Gilead Sciences, Inc. and any Subsidiary.

(b)	“Affiliated Group” means Gilead Sciences, Inc., each Subsidiary and each other entity that has been designated in writing as a member of the Affiliated Group by the Company.

(c)	“Beneficiary” means the person or persons so designated by a Participant. A Participant may change or revoke a designation of a Beneficiary at any time. To be effective, any designation of a Beneficiary, or any change or revocation thereof, must be made in writing on the prescribed form, must be received by the Company (in a form acceptable to the Company) before the Participant’s death. If a Participant fails to make a valid designation of a Beneficiary, or if the validly designated Beneficiary is not living when a payment is to be made to a Beneficiary hereunder, the Participant’s Beneficiary shall be the Participant’s spouse if then living or, if not, the Participant’s then living children in equal shares or, if none, the Participant’s estate.

(d)	“Buyer” means an entity that purchases (or has purchased) some or all of the Affiliated Group’s interest applicable to the operation in which the Participant is employed, or an entity that is a direct or indirect successor in ownership or management of the operation in which the Participant is employed. Notwithstanding the above, Buyer shall not include the entity that effectuates a Change in Control.

(e)	“Change in Control” means a change in control of the Company as defined in Section 2(h) of the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as it may be amended from time to time or any successor to such provision.

(f)	“Company” means Gilead Sciences, Inc. Where the context requires, “Company” also includes its Subsidiaries, and any of their Successors and Assigns.

(g)	“Continuous Service” means the sum of the following:

(i)	Any period of time during which a person qualifies as an Eligible Employee or, having once so qualified, is on a leave of absence with pay, a paid vacation or holiday or is receiving benefits under the Company’s short-term disability plan; or;

(ii)	Any other period that constitutes Continuous Service under written rules or procedures adopted from time to time by the Company, subject to such terms and conditions as the Company may establish; and any period of time while employed by Company’s Successor or Assigns that that would have constituted Continuous Service if the service had been with the Company prior to the Change in Control.

If an Eligible Employee’s Continuous Service is interrupted and the Eligible Employee subsequently returns to a status that constitutes Continuous Service, such prior Continuous Service shall be disregarded for all purposes of the Plan except that if an Eligible Employee is reemployed within one year following termination of Continuous Service, all prior Continuous Service and the time period between the date of termination and reemployment will be considered Continuous Service.

(h)	“Eligible Employee” means any common law employee on the U.S. dollar payroll of the Company who (i) is not on the payroll of a person other than the Company and who for any reason is deemed to be a common law employee of the Company; (ii) is not considered to be an independent contractor by the Company in its sole discretion regardless of whether the individual is in fact a common law employee of the Company; and (iii) who at termination of employment with the Company is not on a Leave of Absence Without Pay. An individual’s status as an Eligible Employee shall be determined by the Company in its sole discretion, and such determination shall be conclusively binding on all persons. Notwithstanding the foregoing, any current or former employee of Triangle Pharmaceuticals, Inc. whose employment with all members of the Affiliated Group is involuntarily terminated as a result of the Company’s acquisition of Triangle Pharmaceuticals, Inc. prior to January 23, 2004 shall be covered by the terms of the Triangle Pharmaceuticals, Inc. Severance Program and shall not be an “Eligible Employee” for purposes of this Plan nor eligible to receive any benefits under this Plan. In addition, “Eligible Employee” does not include an employee or former employee of an entity the stock or assets of which are acquired by the Company, unless and until the Company’s management determines that the Plan shall be applicable to such employees or former employees.

(i)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

(j)	“Family Leave” means a leave under the Company’s family leave policy.

(k)	“Leave of Absence Without Pay” means a leave of absence without pay under the Company’s leave of absence policy.

(l)	“Outsourcing Supplier” means an entity to whom the Company outsources a function performed by Eligible Employees where the Company agrees with such entity in the outsourcing agreement that it will offer jobs to current Eligible Employees performing that function for the Company.

(m)	“Participant” means any Eligible Employee who has commenced participation in the Plan pursuant to Section II and whose participation has not terminated pursuant to Section III.

(n)	“Plan” means the Gilead Sciences, Inc. Severance Plan.

(o)	“Plan Administrator” means the Company.

(p)	“Regular Earnings” means straight-time wages or salary paid to a Participant by any entity within the Affiliated Group for working a regular work schedule or for a leave of absence with pay, and shall include any amount that is contributed to any employee benefit plan on behalf of the Participant by any entity within the Affiliated Group under a salary reduction agreement entered into pursuant to such plan and that is excluded from the Participant’s gross income under section 125, 132(f), or 402(a)(8) of the Internal Revenue Code of 1986, as amended.

(q)	“Release” means a Release in the form prescribed by the Company in its sole discretion. Pursuant to such Release, the Participant shall waive all employment-related claims in connection with his or her employment with the Company other than claims for benefits under the actual terms of an employee benefit plan and worker’s compensation. For employees subject to the Age discrimination in Employment Act, such Release shall be construed to comply with the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f). The form of Release may vary among categories of employees and from employee to employee within any category of employees.

(r)	“Severance Pay Benefit” means a benefit provided by the Plan, as determined pursuant to Section IV.

(s)	“Subsidiary” means any corporation with respect to which Gilead Sciences, Inc., one or more Subsidiaries, or Gilead Sciences, Inc., together with one or more Subsidiaries, own not less than 80% of the total combined voting power of all classes of stock entitled to vote, or not less than 80% of the total value of al shares of all classes of stock.

(t)	“Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Company (including the Plan) whether by operation of law or otherwise.

(u)	“Year of Continuous Service” means the number of full months (as defined by the Company in written rules adopted by it from time to time) of Continuous Service, divided by 12.

XVIII.	EXECUTION

Pursuant to the authority granted by resolutions adopted by the board of directors of Gilead Sciences, Inc. on January 29, 2003, the Company has caused its authorized officer to execute the foregoing Plan as adopted effective as of that date.

APPENDIX A

Chief Executive Officer

Severance Benefits

A.	If termination of employment with all members of the Affiliated Group occurs within 24 months following a Change in Control, then the Severance Pay Benefit shall be:

1.	Three times annual Regular Earnings, plus three times the greater of (a) the last bonus paid under the Management Bonus Plan or (b) the target bonus under the Management Bonus Plan for the bonus year in which employment terminates.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for 36 months following the date of termination of employment. Such continuation period shall reduce the number of months of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 12 months following the date of termination of employment.

4.	An additional payment in an amount such that after payment by the Eligible Employee of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed thereon) and the excise tax imposed on such additional payment pursuant to section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Eligible Employee retains an amount equal to the excise tax imposed pursuant to section 4999 of the Code on the Severance Pay Benefit and any other payment in the nature of compensation that constitutes a “parachute payment” under section 280G of the Code. All calculations required pursuant to this provision shall be performed by the independent accountants retained by the Company most recently prior to the Change in Control, based on information supplied by the Company and the Eligible Employee. Such calculations shall be conclusive and binding on all interested persons.

B.	If termination of employment with all members of the Affiliated Group occurs at any time other than within 24 months following a Change in Control and upon completion of six or more months of Continuous Service, then the Severance Pay Benefit shall be:

1.	Two times annual Regular Earnings plus two times the target bonus under the Management Bonus Plan for the bonus year in which employment terminates, prorated for the number of months of employment in the bonus year.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for 24 months following the date of termination of employment. Such continuation period shall reduce the number of months of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 12 months following the date of termination of employment.

APPENDIX B

Executive Vice President and

Senior Vice President

Severance Benefits

A.	If termination of employment with all members of the Affiliated Group occurs within 18 months following a Change in Control, then the Severance Pay Benefit shall be:

1.	2.5 times annual Regular Earnings, plus 2.5 times the greater of (a) the last bonus paid under the Management Bonus Plan or (b) the target bonus under the Management Bonus Plan for the bonus year in which employment terminates.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for 30 months following the date of termination of employment. Such continuation period shall reduce the number of months of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 6 months following the date of termination of employment.

4.	An additional payment in an amount such that after payment by the Eligible Employee of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed thereon) and the excise tax imposed on such additional payment pursuant to section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Eligible Employee retains an amount equal to the excise tax imposed pursuant to section 4999 of the Code on the Severance Pay Benefit and any other payment in the nature of compensation that constitutes a “parachute payment” under section 280G of the Code. All calculations required pursuant to this provision shall be performed by the independent accountants retained by the Company most recently prior to the Change in Control, based on information supplied by the Company and the Eligible Employee. Such calculations shall be conclusive and binding on all interested persons.

B.	If termination of employment with all members of the Affiliated Group occurs at any time other than within 18 months following a Change in Control and upon completion of six or more months of Continuous Service, then the Severance Pay Benefit shall be:

1.	1.5 times annual Regular Earnings plus 1.5 times the target bonus under the Management Bonus Plan for the bonus year in which employment terminates, prorated for the number of months of employment in the bonus year.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for 18 months following the date of termination of employment. Such continuation period shall reduce the number of months of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 6 months following the date of termination of employment.

APPENDIX C

Vice President and Senior Advisor

Severance Benefits

A.	For Vice Presidents and Senior Advisors, if termination of employment with all members of the Affiliated Group occurs within 12 months following a Change in Control, then the Severance Pay Benefit shall be:

1.	Two times annual Regular Earnings, plus two times the greater of (a) the last bonus paid under the Management Bonus Plan or (b) the target bonus under the Management Bonus Plan for the bonus year in which employment terminates.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for 24 months following the date of termination of employment. Such continuation period shall reduce the number of months of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 6 months following the date of termination of employment.

4.	An additional payment in an amount such that after payment by the Eligible Employee of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed thereon) and the excise tax imposed on such additional payment pursuant to section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Eligible Employee retains an amount equal to the excise tax imposed pursuant to section 4999 of the Code on the Severance Pay Benefit and any other payment in the nature of compensation that constitutes a “parachute payment” under section 280G of the Code. All calculations required pursuant to this provision shall be performed by the independent accountants retained by the Company most recently prior to the Change in Control, based on information supplied by the Company and the Eligible Employee. Such calculations shall be conclusive and binding on all interested persons.

B.	For Vice Presidents, if termination of employment with all members of the Affiliated Group occurs at any time other than within 12 months following a Change in Control and upon completion of six or more months of Continuous Service, then the Severance Pay Benefit shall be:

1.	One time annual Regular Earnings, plus one time the target bonus under the Management Bonus Plan for the bonus year in which employment terminates, prorated for the number of months of employment in the bonus year.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for 12 months following the date of termination of employment. Such continuation period shall reduce the number of months of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 6 months following the date of termination of employment.

Senior Advisors shall not be entitled to any benefits under Section B of this Appendix C.

APPENDIX D

Severance Benefits for Eligible Employees

other than Chief Executive Officer,

Executive Vice President, Senior Vice President,

Vice President and Senior Advisor

A.	Eligible Employees in Grades 31 through 34 Who Have Completed Six or More Months of Continuous Service:

1.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 52 weeks of Regular Earnings and a minimum of 22 weeks of Regular Earnings.

2.	Outplacement services for six months following the date of termination of employment.

3.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for the period of severance pay. Such continuation period shall reduce the period of COBRA coverage to which the Participant is entitled.

B.	Eligible Employees in Grades 25 through 30 Who Have Completed Six or More Months of Continuous Service:

1.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for the period of severance pay. Such continuation period shall reduce the period of COBRA coverage to which the Participant is entitled.

3.	Outplacement services for 3 months following the date of termination of employment.

C.	Eligible Employees in Grades 21 through 24 Who Have Completed Six or More Months of Continuous Service:

1.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 26 weeks of Regular Earnings and a minimum of nine weeks of Regular Earnings.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for the period of severance pay. Such continuation period shall reduce the period of COBRA coverage to which the Participant is entitled.

3.	Group outplacement services for a week or less following the date of termination of employment.

D.	Eligible Employees Who Have Not Completed Six or More Months of Continuous Service and who have terminated employment with all members of the Affiliated Group within 12 months following a Change in Control:

1.	Three weeks of Regular Earnings.

2.	If the Participant has elected to receive payment of his or her Severance Pay Benefit in the form provided in Section V (a) (iv), then the Participant shall be eligible for continuation of coverage under and Company contributions toward the cost of the Company’s health and welfare plans for the period of severance pay. Such continuation period shall reduce the period of COBRA coverage to which the Participant is entitled.

3.	Outplacement services as provided in A.2, B.3, or C.3 above, determined with reference to the Eligible Employee’s Grade.

Note: An Employee who has not completed six or more months of Continuous Service and whose employment with all members of the Affiliated Group has terminated other than 12 months following a Change in Control is not entitled to any benefits under the Plan.